Exhibit T3A.2.7

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form ARF (December 1990)	06021-1486	Approved __JK_________ Date____10/6/97________ Fee $85.00_________

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation

The undersigned, desiring to from a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.	The name of said corporation shall be Broadview and Wallings-Broadview Heights Ohio, Inc.

SECOND.	The place in Ohio where its principal office is to be located is

Cleveland	, Cuyahoga County, Ohio.
(city, village or township)

THIRD.	The purpose(s) for which this corporation is formed is:

To engage in any lawful act or activity for which corporations may be formed under this chapter.

(OHIO - 0085 - 1/22/93)

06021-1487

FOURTH. The number of shares which the corporation is authorized to have outstanding is:

(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

One Hundred (100) shares of Common Stock at $10.00 Par Value.

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 6th day of October, 1997.

By:	/s/ Daneen Maurer	, Incorporator
Daneen Maurer

By:	/s/ Wynelle Frederick	, Incorporator
Wynelle Frederick

By:	/s/ Maria Chambers	, Incorporator
Maria Chambers

Print or type incorporators’ names below their signatures.

INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $75.00. If Article Fourth indicates more than 750 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of state’s office (614-466-3910) to determine the correct fee.

2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

(OHIO - 0085)

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form AGO (August 1992)	06021-1488

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of	Broadview and Wallings-Broadview Heights Ohio, Inc.	, hereby appoint
(name of corporation)

C T CORPORATION SYSTEM	to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the
(name of agent)
corporation may be served. The complete address of the agent is:

815 Superior Avenue, N. E.
(street address)
Cleveland,	Ohio	44114.
(city)		(zip code)

NOTE: P.O. Box addresses are not acceptable.

/s/ Daneen Maurer
(Incorporator)
Daneen Maurer

/s/ Wynelle Frederick
(Incorporator)
Wynelle Frederick

/s/ Maria Chambers
(Incorporator)
Maria Chambers

ACCEPTANCE OF APPOINTMENT

The undersigned, C T CORPORATION SYSTEM, named herein as the statutory agent for

Broadview and Wallings-Broadview Heights Ohio, Inc.,	hereby acknowledges and accepts the appointment of statutory agent for said corporation.
(name of corporation)

C T CORPORATION SYSTEM

By:	/s/ Ruth A. Lawrence
CT Corporation System Statutory Agent Special Assistant Secretary

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.06(B).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

* As of October 8, 1992, R.C. 1701.07(B) will be amended to require acknowledgement and acceptance by the appointed statutory agent.